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                                                                    EXHIBIT 23.4

                      [Letterhead of Klayman & Korman, LLC]




                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


      We consent to the incorporation by reference in this registration statement on Form S-3 of our report dated February 1, 1999, on our audit of the consolidated financial statements of Countryside Residential Partners, Ltd. We also consent to the reference to our firm under the caption "Experts".


      /s/ Klayman & Korman, LLC


      Chicago, Illinois
      December 17, 1999